SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NATIONAL STORAGE AFFILIATES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	46-5053858 (I.R.S. Employer Identification Number)
5200 DTC Parkway, Suite 200 Greenwood Village, CO (Address of Principal Executive Offices)	80111 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-211570
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
National Storage Affiliates Trust (the "Registrant") hereby incorporates by reference herein the description of its 6.000% series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (the "Series A Preferred Shares"), to be registered hereunder set forth under the heading "Description of the Series A Preferred Shares of Beneficial Interest" in the Registrant's prospectus supplement, dated October 3, 2017, forming part of its Registration Statement on Form S-3 (File No. 333-211570), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on June 6, 2016 and declared effective on June 8, 2016 by the SEC, covering the offer and sale of shares of the class of securities to be registered hereby. The Series A Preferred Shares are expected to be listed on the New York Stock Exchange.
ITEM 2    EXHIBITS.
3.1 Articles of Amendment and Restatement of National Storage Affiliates Trust (Exhibit 3.1 to the Quarterly Report on Form 10-Q, filed with the SEC on June 5, 2015, is incorporated herein by this reference)

3.2 Amended and Restated Bylaws of National Storage Affiliates Trust (Exhibit 3.2 to the Quarterly Report on Form 10-Q, filed with the SEC on June 5, 2015, is incorporated herein by this reference)
3.3* Articles Supplementary designating the Series A Preferred Shares of National Storage Affiliates Trust
4.1* Form of Specimen Certificate of Series A Preferred Shares of National Storage Affiliates Trust

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* Filed herewith

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

Date: October 10, 2017	By:	/s/ TAMARA D. FISCHER
	Name:	Tamara D. Fischer
	Title:	Chief Financial Officer